N-SAR Item 77H: Change in Control of Registrant

Below are the persons presumed to control Registrant’s series because such person owns more than 25% of a series based on the records of the series.

As of June 30, 2014

Fund	Name of Person	Ownership % of Series
VARIABLE PORTFOLIO-MONDRIAN INTERNATIONAL SMALL CAP FUND	JPMCB NA CUST FOR COLUMBIA VP-MANAGED VOLATILITY MODERATE GROWTH FUND	29.82%

As of January 1, 2014

Fund	Name of Person	Ownership % of Series
VARIABLE PORTFOLIO-COLUMBIA WANGER U.S. EQUITIES FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	36.73%
VARIABLE PORTFOLIO-PARTNERS SMALL CAP GROWTH FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	33.73%
VARIABLE PORTFOLIO-JENNISON MID CAP GROWTH FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	26.69%
COLUMBIA VARIABLE PORTFOLIO-GLOBAL BOND FUND	JPMCB NA CUST FOR VP MODERATE	27.92%
COLUMBIA VARIABLE PORTFOLIO-EMERGING MARKETS FUND	RIVERSOURCE LIFE ACCOUNT FOR INSIDE DISTRIBUTION (LIFE)	27.66%
COLUMBIA VARIABLE PORTFOLIO-MID CAP GROWTH OPPORTUNITY FUND	RIVERSOURCE LIFE ACCOUNT FOR INSIDE DISTRIBUTION (LIFE)	52.55%
VARIABLE PORTFOLIO-PARTNERS SMALL CAP VALUE FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	25.60%
COLUMBIA VARIABLE PORTFOLIO-SELECT LARGE-CAP VALUE FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	25.15%
VARIABLE PORTFOLIO-SIT DIVIDEND GROWTH FUND	JPMCB NA CUST FOR VP MODERATELY AGGRESSIVE	26.54%